INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-95705 on Form S-8 of Applebee's International, Inc. of our report dated March 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle in the year ended December 29, 2002), appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 28, 2003.






DELOITTE & TOUCHE LLP

Kansas City, Missouri
May 19, 2004